UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 11, 2014

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, GA 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On April 11, 2014, CatchMark Timber Trust, Inc., referred to herein as the Company, purchased approximately 36,300 acres of timberland located in Southeast Georgia and East Texas, known as the Waycross-Panola Properties, for approximately $74.0 million, exclusive of closing costs.

The Waycross-Panola Properties are comprised of approximately 1.5 million tons of merchandise timber, 84% pine plantations by acreage and 54% sawtimber by tons. The Waycross-Panola Properties are expected to add approximately 180,000 to 200,000 tons to the Company's annual harvest volumes over the next decade. Situated exclusively in the core U.S. South timber region in highly competitive wood markets, the Waycross-Panola Properties are accessible to some of the best mill markets in the country, which are expected to diversify the Company's customer base. The properties feature above-average productivity characteristics — the Waycross timberlands, in particular, register inventory growth rates approximately 50% higher than the average U.S. South timberlands. As of April 11, 2014, after considering the Waycross-Panola Properties, the Company owns interests in approximately 313,700 acres of timberlands in Georgia, Alabama, and Texas; 283,700 acre of which were held in fee-simple interests and 30,000 acres held in leasehold interests.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 11, 2014, the Company borrowed $76.0 million under its multi-draw term credit facility to fund the acquisition of the Waycross-Panola Properties and associated expenses. For more information regarding the multi-draw term credit facility, see our Current Report on Form 8-K filed on December 26, 2013 and the exhibits thereto which are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, changes in general economic and business conditions in Alabama, Georgia, and Texas where our timberlands are located, changes in timber prices and the impact on our revenues, changes in the supply of timberlands available for acquisition that meet our investment criteria, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: April 14, 2014	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer